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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Wilson Greatbatch Technologies, Inc. on Form S-1 of our report dated January 24, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated January 24, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Buffalo, New York
June 19, 2001